SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

Date of Report (Date of earliest event reported): April 14, 2020

TWO HANDS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	333-167667	42-1770123
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33 Davies Ave Toronto, Ontario Canada	M4M 2A9
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (416) 357-0399

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

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Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On April 14, 2020, Two Hands Corporation (the “Company”) entered into an Amendment (the “Amendment”) to the Common Stock Purchase Warrant (the “Warrant”) with Firstfire Global Opportunities Fund, LLC, a Delaware limited liability company (the “Holder”) dated March 1, 2019.

The Amendment provides that the Company shall issue to the Holder 2,000,000 shares of the Company's Common Stock, at a cashless exercise pursuant to the Warrant. As of April 14, 2020, the Holder has exercised the Warrant in full.

The Amendment is filed herewith as Exhibit 10.1 and incorporated herein by reference. A copy of the Warrant was filed as Exhibit 10.3 to the Company’s current report on Form 8-K filed on March 15, 2019.

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits

Exhibit No.	Document	Location
10.1	Amendment, dated April 14, 2020, by and between Two Hands Corporation and FirstFire Global Opportunities Fund, LLC.	Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 16, 2020

TWO HANDS CORPORATION By: /s/ Nadav Elituv Nadav Elituv Chief Executive Officer

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